                                                                    Exhibit 99.1

                      IBF VI - SECURED LENDING CORPORATION

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                      IBF VI - SECURED LENDING CORPORATION

                                    CONTENTS

-------------------------------------------------------------------------------

                                                                         Page
                                                                         ----

REPORT OF INDEPENDENT AUDITORS                                           F-1

FINANCIAL STATEMENTS

  Balance Sheet                                                          F-2

  Statements of Operations                                               F-3

  Statement of Changes in Stockholders' Deficit                          F-4

  Statements of Cash Flows                                               F-5


NOTES TO FINANCIAL STATEMENTS                                          F-6-10

                         REPORT OF INDEPENDENT AUDITORS

                                                                 March 14, 2003

The Board of Directors and Stockholders
IBF VI - Secured Lending Corporation
Washington, DC

We have audited the accompanying balance sheet of IBF VI - Secured Lending Corporation (Debtor-In-Possession, as of June 7, 2002), as of December 31, 2002 and the related statements of operations, changes in stockholders' deficit, and cash flow for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IBF VI - Secured Lending Corporation at December 31, 2002 and the results of its operations and its cash flows for each of the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court on June 7, 2002. Additionally, the Securities and Exchange Commission filed an enforcement action against the company. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

                                                 /s/ Radin, Glass & Co., LLP
                                                Certified Public Accountants
                                                          New York, New York

                      IBF VI - Secured Lending Corporation
                             (Debtor-In-Possession)
                                 Balance Sheet
                               December 31, 2002
--------------------------------------------------------------------------------

                                     ASSETS

Cash                                                              $    14,089
Escrow account                                                         10,000
Investments, at fair value                                          4,307,852
Securitization mortgage loans, at fair value                       28,770,702
Due from Parent, net of allowance for uncollectible of $1,105,083      89,917
Prepaid expenses                                                       11,284
                                                                  -----------
    TOTAL ASSETS                                                  $33,203,844
                                                                  ===========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES NOT SUBJECT TO COMPROMISE:
  Accounts payable post petition                                  $    65,093
  Securitization bonds payable                                     27,701,951
                                                                  -----------
    Total Liabilities Not Subject to Compromise                    27,767,044
                                                                  -----------
LIABILITIES SUBJECT TO COMPROMISE:
  Subordinated debt due to investors                                7,249,302
  Accounts payable and accrued expenses prior to petition             182,006
                                                                  -----------
    Total Liabilities Subject to Compromise                         7,431,308
                                                                  -----------
    TOTAL LIABILITIES                                              35,198,352
                                                                  -----------
COMMITMENTS AND CONTINGENCIES                                              -

STOCKHOLDERS' DEFICIT:
  Common stock, $1 par value, 1,000 shares authorized,
    issued and outstanding 1,000 shares                                 1,000
  Additional paid-in capital                                        1,557,535
  Accumulated deficit                                              (3,553,043)
                                                                  -----------
    TOTAL STOCKHOLDERS' DEFICIT                                    (1,994,508)
                                                                  -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                   $33,203,844
                                                                  ===========

                       See notes to financial statements.

                      IBF VI - Secured Lending Corporation
                            Statements of Operations
--------------------------------------------------------------------------------


                                                                                 For the Period
                                                                                    June 7 to
                                                                                   December 31,                     For the Year
                                                                                       2002        For the Period       Ended
                                                                                    Debtor in       January 1 to     December 31,
                                                                                    Possession      June 6, 2002        2001
                                                                                    ----------      ------------        ----
INVESTMENT INCOME:
             Interest and prepayment income on securitization mortgage loans        $ 1,904,844     $ 1,474,932       $ 289,088
             Interest income from commerical loans                                       75,624         161,907          28,491
             Other interest income                                                        1,678           2,687           3,382
             Commitment fee                                                               1,423               -          21,721
                                                                                    -----------     -----------       ---------
                TOTAL INVESTMENT INCOME                                               1,983,569       1,639,526         342,682
                                                                                    -----------     -----------       ---------
EXPENSES:
             Securitization Mortgage Costs
                Interest expense on securitization bonds                                585,723         776,300         226,003
                Servicing fees on securitization                                        102,690          83,222          15,786
                Amortization of securitization deferred costs                           644,642         431,182           9,127
             Interest expense on subordinated debt through June 6, 2002                       -         328,005         258,127
             Management fee                                                              36,366         105,175          37,970
             Amortization of debt issuance cost                                         107,629          90,313         167,757
             General and administrative expenses                                        153,686         104,369          17,577
             Professional fees - SEC investigation costs                                      -         575,000               -
                                                                                    -----------     -----------       ---------
             TOTAL EXPENSES                                                           1,630,736       2,493,566         732,347
                                                                                    -----------     -----------       ---------
             NET INVESTMENT INCOME (LOSS)                                               352,833        (854,040)       (389,665)
                                                                                    -----------     -----------       ---------
REALIZED AND UNREALIZED GAIN (LOSS) FROM INVESTMENTS
             Net realized gain (loss) from investments                                  (40,645)        (17,759)              -
             Net increase (decrease) in unrealized appreciation (depreciation)
               on investments                                                          (150,855)        (22,749)        271,210
                                                                                    -----------     -----------       ---------
             NET REALIZED AND UNREALIZED GAIN (LOSS) FROM INVESTMENTS                  (191,500)        (40,508)        271,210
                                                                                    -----------     -----------       ---------
             NET INCOME (LOSS) BEFORE REORGANIZATION ITEMS                              161,333        (894,548)       (118,455)
                                                                                    -----------     -----------       ---------
REORGANIZATION ITEMS:
             Professional fees - SEC investigation costs                                 18,831               -               -
             Bankruptcy costs                                                           102,370               -               -
             Allowance for uncollectible receivable from Parent                       1,105,083               -               -
             Write-off of unamortized debt issuance costs                             1,387,002               -               -
                                                                                    -----------     -----------       ---------
                           TOTAL REORGANIZATION ITEMS                                 2,613,286               -               -
                                                                                    -----------     -----------       ---------
             NET LOSS                                                               $(2,451,953)    $  (894,548)      $(118,455)
                                                                                    ===========     ===========       =========

                       See notes to financial statements.

                      IBF VI - Secured Lending Corporation
                             (Debtor-In-Possession)
                 Statements of Changes in Stockholders' Deficit

--------------------------------------------------------------------------------


                                                         Additional
                                   Common Stock            Paid-in    Accumulated
                                Shares        Amount       Capital      Deficit       Total
                                ------        ------       -------      -------       -----
Balance - December 31, 2002       1000         $  1000    $1502535     $   (88087)   $ 1415448

Capital contribution                                         55000                       55000

Net loss                                                                  (118455)     (118455)
                                                                       ----------   ----------
Balance - December 31, 2001       1000            1000     1557535        (206542)     1351993

Net loss                                                                  (894548)     (894548)
                                                                       ----------   ----------
Balance - June 6, 2002            1000            1000     1557535       (1101090)      457445

Net loss                                                                 (2451953)    (2451953)
                                                                       ----------   ----------
Balance - December 31, 2002       1000         $  1000   $ 1557535     $ (3553043)  $ (1994508)
                                  ====         =======   =========     ==========   ==========


                       See notes to financial statements.

                      IBF VI - Secured Lending Corporation
                            Statements of Cash Flows




                                                                              For the Period
                                                                                June 7 to
                                                                               December 31,                      For the Year
                                                                                   2002        For the Period        Ended
                                                                                Debtor in       January 1 to     December 31,
                                                                                Possession      June 6, 2002         2001
                                                                              --------------   --------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                     $(2,451,953)     $  (894,548)     $  (118,455)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
        Amortization of debt issuance costs                                        107,629           90,313          166,610
        Amortization of mortgage premium and issuance costs                        644,642          431,182            9,127
        Write-off of unamortized debt issuance costs                             1,387,002              -
        Allowance for uncollectible receivable from Parent                       1,105,083              -
        Interest on subordinated bonds                                                 -             98,364           65,175
        Realized and unrealized depreciation (appreciation) of investments         150,992           40,508         (271,210)
        Reserve for securitization bonds                                               -                -           (220,325)
  Changes in operating assets and liabilities:                                         -                -                -
        Accounts payable                                                           (83,974)          62,193           69,255
        Accrued expenses and others                                                 30,468          125,114           10,783
        Prepaid expense                                                            (11,284)             546             (546)
                                                                               -----------      -----------      -----------

            NET CASH USED IN OPERATING ACTIVITIES                                  878,605          (46,328)        (289,586)
                                                                               -----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of mortgage loans                                                           -                -       (38,302,954)
  Principal collected on mortgage receivable                                     6,566,824        2,572,906          162,979
  Purchases of loan receivable                                                  (1,508,439)        (424,081)      (1,317,029)
  Changes in escrow account                                                             -           813,000         (323,000)
                                                                               -----------      -----------      -----------

            NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                  5,058,385        2,961,825      (39,780,004)
                                                                               -----------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions                                                                -                -             55,000
  Debt issuance costs incurred                                                     (23,110)      (1,132,608)      (1,010,224)
  Collections from (advances to) Parent                                            150,000              -         (1,345,000)
  Net changes in due to affiliate                                                      -           (166,710)         166,710
  Proceeds from subordinated bonds                                                     -            670,000        5,912,000
  Proceeds from securitization bonds                                                   -          2,802,555       38,185,919
  Principal repayments of securitization bonds                                  (7,751,263)      (5,151,956)        (162,979)
                                                                               -----------      -----------      -----------
            CASH FLOW PROVIDED BY (USED IN) FINANCING ACTIVITIES                (7,624,373)      (2,978,719)      41,801,426
                                                                               -----------      -----------      -----------
            NET INCREASE (DECREASE) IN CASH                                     (1,687,383)         (63,222)       1,731,836

CASH, Beginning                                                                  1,701,472        1,764,694           32,858
                                                                               -----------      -----------      -----------
CASH, Ending                                                                   $    14,089      $ 1,701,472      $ 1,764,694
                                                                               -----------      -----------      -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the periods:

     Interest                                                                  $   141,023      $ 1,499,315      $   422,718
                                                                               ===========      ===========      ===========
     Taxes                                                                             -                -                -
                                                                               ===========      ===========      ===========

                       See notes to financial statements.

                      IBF VI - Secured Lending Corporation
                             (Debtor-In-Possession)
                         Notes to Financial Statements
-------------------------------------------------------------------------------

     1. Background and Nature of Business

     IBF VI - Secured Lending Corporation (the "Company") was formed to engage in the business of purchasing or making loans secured by real estate or other property and investing in privately held companies and real estate related assets The Company is wholly owned by Interbank Funding Corporation (the "Parent"). Both the Company and its Parent are located in Washington, D.C.

     On June 7, 2002, the Company, together with certain affiliated entities (together with the Company, the "Debtors"), filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors' Chapter 11 cases are being jointly administered, and the Debtors continue to operate their property as debtors in possession.

     After the Debtors filed for bankruptcy, the United States Securities and Exchange Commission (the "SEC") filed suit against the Debtors and an officer of the Company on July 23, 2002 in the United States District Court for the Southern District of New York (the "District Court") alleging, among other things, that the Company was operating unlawfully as an unregistered investment company in violation of the Investment Company Act of 1940, as amended (the "ICA") and that all securities offered by the Company were unlawful. On September 9, 2002, the SEC filed a motion for Partial Summary Judgment on the alleged violations of the ICA and sought the imposition of a trustee. On December 5, 2002, the District Court issued an order granting the SEC's motion and, among other things, appointed Arthur J. Steinberg as trustee for the Company and certain related entities.

     Throughout the bankruptcy process, the Debtors have considered multiple potential plans of reorganization. No plan has at this time been finalized and none has been approved. At this time, the Company cannot predict what the form or substance of the ultimate plan will be. The Company, at this time, cannot reliably predict the ultimate outcome of the cases pending in the District Court or the Bankruptcy Court or whether or not, or the extent to which, such outcomes may adversely affect the Company and its financial position.

     Under Chapter 11, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as Debtor-in-Possession. These claims are reflected in the December 31, 2002, balance sheet as "liabilities subject to compromise." Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Company's assets ("secured claims") also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on the Company's assets.

     2. Summary of Significant Accounting Policies

     Basis of Presentation

     The financial statements have been prepared by the Company in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code". In addition, SEC has filed a civil suit against the Company (see Note 1). Accordingly, the Company is in reorganization under the federal bankruptcy laws in the United States Bankruptcy Court. These matters raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments to the financial statements that may be necessary should the Company be unable to continue as a going concern.

     Cash and Cash Equivalents

     The Company classified as cash equivalents highly liquid temporary investments with an original maturity of three months or less when purchased. The Company has cash held in excess of $100,000 which exceeds the FDIC insurance limits and is therefore uninsured.

                      IBF VI - Secured Lending Corporation
                             (Debtor-In-Possession)
                         Notes to Financial Statements
--------------------------------------------------------------------------------
     Escrow Accounts

     The Company has deposited all funds raised into a non-interest bearing escrow account. The escrow account releases the funds back to the Company after distributing the brokers commissions and upon approval from the placement agent.

     Mortgage and Commercial Loans

     Interest earned on mortgage and commercial loans was accrued at the contractual rate and credited to income based upon the principal amount outstanding. It is the policy of the management to discontinue the accrual of interest and reverse previously accrued but unpaid interest in the event that the quality of the credit has deteriorated to the extent that collectibility of all interest and/or principal cannot be reasonably expected. Collections of interest and principal on loans in non-accrual status and considered impaired are generally applied as a reduction to the outstanding principal. Once future collectibility has been established, interest income may be recognized on a cash basis.

     Investment Valuation

     The Company's investments, as set forth in Note 3, include securitized mortgage loans, commercial loans and investments in privately held companies owned by affiliates. These investments are not readily marketable and are not listed on an exchange or quoted in an open market. These investments are stated at fair value as determined by the Company's management. In determining fair value, management considers relevant qualitative and quantitative information available. This includes such factors as the financial condition and operating results of each company, the economic and market conditions affecting its operations, and any subsequent events of financing transactions that may be indicative of a change in value. The fair values assigned to the investments are based on available information and do not necessarily represent amounts that might ultimately be realized, since such amounts depend on future circumstances. Investment valuation is conducted by management annually, and more often if circumstances warrant. Unrealized appreciation or depreciation on investments as a result of changes to management's estimate of investment fair value is recorded in the statement of operations. Realized gains and losses include those amounts that result from the disposable or sale of investments, as well as loan charge-offs and recoveries.

     Premium or Discount on Purchase of Loans

     The premium or discount on purchase of loans is amortized using the interest method over the expected term of the purchased loans.

     Concentration of Credit Risk

     Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Company's loans are subject to higher levels of credit risk than traditional loans. Significant work or effort on part of management may be required in the collection process of some of the Company's exposures.

     Debt Issuance Costs

     These costs are amounts paid to brokers in obtaining subordinated debt and other debt issuance costs. Such costs are normally amortized over the remaining life of the related debt. During the year ended December 31, 2002, the Company wrote-off unamortized debt issuance costs approximately $1,387,000.

     Reclassification

     Certain reclassifications have been made in the 2001 financial statements to conform to the 2002 presentation.

                      IBF VI - Secured Lending Corporation
                             (Debtor-In-Possession)
                         Notes to Financial Statements
--------------------------------------------------------------------------------
     Commitment Fee Revenue

     In accordance with Statement of Financial Accounting Standard No. 91, "Accounting For Nonrefundable Fees and Costs Associated with Acquiring Loans and Indirect Costs of Leases", origination, commitment and other nonrefundable fees related to fundings are deferred and reported in investment income using the interest method. Commitment fees related to loans not expected to be refunded and line-of-credit fees are deferred and recorded in investment income on a straight-line basis over the period to which the fees relate.

     Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Reporting of Segments

     The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes the criteria for determining an operating segment and establishes the disclosure requirements for reporting information about operating segments. The Company has determined that under SFAS No. 131, it operates in one segment of service.

     Income Taxes

     The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes" which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. The Company files a consolidated income tax return with its Parent on the accrual basis. At December 31, 2002, the Company had net operating losses and future deductions approximating $3,600,000. The deferred tax asset of approximately $1,300,000 has been offset by a valuation allowance. The availability of such future deductions may be restricted by Internal Revenue Code Section 382, Change of Ownership. Whether such a restriction exists will be dependent on the reorganization.

3.   Investments

     Investments are comprised of securitization mortgage loans, commercial loans, and equity investments in privately held companies. At December 31, 2002, investments were as follows:

                                                                                                          Equity
                                                                                                      Investment in
                                                         Securitization                               Privately Held
                                                         Mortgage Loans        Commercial Loans          Companies
                                                       ----------------        ----------------      ---------------
   Securitization mortgage loans                       $     28,878,673         $             -      $             -
   Commercial loans                                                   -               3,256,711                    -
   Equity Investment in IBF Mortgage
        Holding,  LLC                                                 -                       -            1,060,000
                                                       ----------------         ---------------      ---------------
              Investments, at cost                           28,878,673               3,256,711            1,060,000
     Less: accumulated unrealized appreciation
     (depreciation) on investments                             (107,971)                 (8,859)                   -
                                                                                                     ---------------
                                                       ----------------         ---------------
              Investments, at fair value               $     28,770,702         $     3,247,852      $     1,060,000
                                                       ================         ===============      ===============

     Realized losses for the year ended December 31, 2002 comprised of $58,404 from mortgage loans.

                      IBF VI - Secured Lending Corporation
                             (Debtor-In-Possession)
                         Notes to Financial Statements
--------------------------------------------------------------------------------
     Summary income statement data on Securitization Mortgage Loans is as follows:

                                                              For the
                                                            Period June
                                                             7, 2002 to
                                                             December 31,                             For the Year
                                                                 2002             For the Period         Ended
                                                              (Debtor in         January 1, 2002     December 31,
                                                             Possession)         to June 6, 2002         2001
                                                            ---------------    -----------------    ---------------
     Interest and prepayment penalty income                 $   1,904,877       $  1,474,932        $    289,088
     Interest expenses on securitization bonds                   (308,450)          (776,300)           (226,003)
     Amortization of securitization deferred costs               (644,642)          (431,182)             (9,127)
     Servicing fees on securitization                            (102,690)           (83,222)            (15,786)
     Realized loss                                                (40,645)           (17,759)                  -
     Unrealized loss                                               (8,059)           (73,499)            (26,414)
                                                            --------------      ---------------     -------------
              Net Income                                    $     800,391       $     92,970        $     11,758
                                                            ==============      ===============     =============

     Commercial Loans

     The Company purchased and made collateralized commercial loans to corporate borrowers. The Company expected to be able to generate higher returns than would be obtainable from traditional loans. The portfolio at any time contains such loans, which may on occasion require active collection efforts. The loans are at fixed rates of interest ranging from 12% to 24%, collateralized by certain assets, and have remaining maturities of 30 years or less. The Company is no longer pursuing this line of business.

     Investment in Privately Held Companies

     The Company's investment in privately held companies consists of investment in IBF Mortgage Holdings, LLC ("IBF Mortgage"). The Company is the sole member of the LLC at December 31, 2002. The LLC was organized on February 21, 2002 under the laws of the State of Delaware and is engaged in the business of acquiring, holding, and disposing of performing and non-performing mortgage loan assets, including real estate owned.

     Securitization Mortgage Loans

     During 2001, the Company (through two wholly own subsidiaries) purchased a pool of residential mortgages and the pool of mortgages was a Securitization Trust (Series 2001-HE25, hereinafter referred to as the "Trust") and securitized by issuing securitization bonds to investors (see note 6).

     The pool consists of approximately (3,000 times the % share in the trust) conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential mortgage loans with maturities or not more than 30 years, with interest rates (at purchase) ranging from 6.0% and 15.0% (average of 9.6%) and loan to value ratios ranging from 20% to 100% (average of 79.6%).

     Included in the securitization mortgage loan balance is the amount of $1,541,498 representing unamortized mortgage premium and $387,213 representing unamortized deferred mortgage costs.

     The mortgages are serviced by third party servicers and the principal and interest payments are paid by the servicer directly to the Trust. The Trust makes interest and principal redemption payments to the securitization bondholders in the order of the seniority of such bonds.

                      IBF VI - Secured Lending Corporation
                             (Debtor-In-Possession)
                         Notes to Financial Statements
--------------------------------------------------------------------------------
4.   Related Party Transactions

     IBF Management Corp. ("IBF Management"), an affiliate of the Parent provides certain administrative and support services to the Company for a fee. The annual management fee will pay for certain costs of operating the Company, which IBF Management is responsible. Total management fee incurred during the years ended December 31, 2002 and 2001 was $141,541 and $37,970 respectively.

     Of the commercial loans receivable, the amount of $756,263 at December 31, 2002 is due from BancCap Funding, LLC which is the Manager of IBF Mortgage. Total revenue earned from this entity amounted to $65,479 and $20,000 of interest income and commitment fees, respectively, during the year ended December 31, 2002.

5.   Subordinated Debt

     The subordinated debts bear interest at 10.75% per annum (subordinated debt sold after January 1, 2002 bears interest at 9 3/4%), paid monthly or quarterly or reinvested on a quarterly basis and due on December 31, 2006. The redemption price of the bond was equal to 100% of the principal amount of the bond plus any related accrued or accreted interest through the date of redemption. During the year ended December 31, 2002, the Company redeemed $22,000 of its subordinated debt. The Company is no longer paying or accruing interest since June 7, 2002 in connection with the bankruptcy filing.

6.   Financial Highlights

     In accordance with the AICPA Audit Guide for Investment Companies, the Corporation is required to present financial ratios and total return for the Class A Shareholders not affiliated with the Manager. This requirement is effective for years beginning after December 15, 2000. The financial ratios and total return were not presented in the accompanying financial statements as the December 31, 2002 financials were prepared in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code".

7.   Securitization Bonds

     As part of the securitization of the mortgage loans, the Company, through wholly owned Trust, issued Securitization Bonds collateralized by the mortgage loans. The terms of the bond certificates are described below:

                                             Balance            Interest Rate
                                        -----------------     ----------------
     Series 2001 - HE 25:
          Class A1                           15,910,000          LIBOR + 0.24%
          Class A2                            4,474,133          LIBOR + 0.35%
          Class M1                            2,364,060          LIBOR + 1.10%
          Class M2                            1,906,500          LIBOR + 1.70%
          Class B                             1,792,110          LIBOR + 2.80%
          NIM                                 1,255,150          8.00%
          Class R                                     0          LIBOR + 0.35%
                                          -------------
              Total                       $  27,701,951
                                          =============

     At December 31, 2002, the rate of interest on the securitization bonds ranged from 1.62% to 4.18% for the Series 2001-HE25.